Exhibit 99.1

EMSC News- for Immediate Release

Contact:                            Deborah Hileman

(303) 495-1210

deborah.hileman@emsc.net

Emergency Medical Services Agrees to Acquire MedicWest Ambulance
in Las Vegas, Nevada

Greenwood Village, CO—(June 11, 2007)—Emergency Medical Services Corporation (NYSE: EMS) (the “Company”) today announced that it has entered into a definitive stock purchase agreement to acquire MedicWest Ambulance, based in North Las Vegas, Nevada.  MedicWest and American Medical Response (AMR) are the franchised emergency ambulance transportation services providers in the greater Las Vegas market. Both companies also provide non-emergency ambulance services.

William A. Sanger, EMSC Chairman and Chief Executive Officer, said, “This acquisition is consistent with our strategy to expand our market share in contiguous service areas in order to enhance economies of scale. We continue to deliver on our business plan of supplemental growth through carefully planned acquisitions that complement our current markets, and expansion into new markets.”

Upon completion of the transaction, MedicWest will be owned by Nevada Red Rock Ambulance, Inc., a wholly-owned subsidiary of American Medical Response. AMR and MedicWest will continue to operate under their respective brands in the Las Vegas market.

John Wilson, Executive Partner of MedicWest said, “We are very pleased with the opportunities that come from our new affiliation with AMR. This change in ownership will give the Las Vegas community all the strength of a national company, combined with local management teams focused on exceptional patient care and service through the AMR and MedicWest brands.”

Bob Ramsey, Chairman of MedicWest and CEO of the parent company, Starwest, said, “The sale offers a unique opportunity to deliver high performance ambulance service with some of the finest EMS personnel in the nation.”

The agreement to purchase MedicWest was entered into on June 11, 2007.  The transaction is expected to close in 30-60 days, subject to local regulatory approvals, including in Las Vegas, North Las Vegas and Clark County, and other customary closing conditions. The Company estimates that MedicWest will contribute annual revenue of approximately $24 million and 60,000 transports.

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About Emergency Medical Services Corporation

Emergency Medical Services Corporation (EMSC) is a leading provider of emergency medical services in the United States. EMSC operates two business segments: American Medical Response, Inc. (AMR), the Company’s healthcare transportation services segment, and EmCare Holdings, Inc. (EmCare), the Company’s emergency department and hospital-based management services segment. AMR is the leading provider of ambulance services in the United States. EmCare is the nation’s leading provider of outsourced emergency department staffing and related management services. In 2006, EMSC provided services to 10 million patients in more than 2,000 communities nationwide. EMSC is headquartered in Greenwood Village, Colorado.

About American Medical Response

American Medical Response Inc. (www.amr.net), America’s leading provider of medical transportation, is locally operated in 36 states and the District of Columbia. More than 18,000 AMR paramedics, EMTs and other professionals transport nearly four million patients nationwide each year in critical, emergency and non-emergency situations. Operating a fleet of approximately 4,400 vehicles, AMR is headquartered in Greenwood Village, CO.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and EMSC undertakes no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in EMSC’s filings with the SEC from time to time, including in the section entitled “Risk Factors” in the Company’s most recent Form 10-K. Among the factors that could cause future results to differ materially from those provided in this press release are: the impact on our revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates; potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry; and the loss of existing contracts and the accuracy of our assessment of costs under new contracts.

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